UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2006

The Tube Media Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52067	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement.

On October 11 and October 18, 2006 by letter agreement, the Company and two (2) of its noteholders amended the maturity dates of two (2) convertible promissory notes, issued by the Company in October 2004 in favor of the noteholders. The principal sum of the collective notes issued by the Company equals $73,000 in the aggregate. The maturity dates of the notes were amended from October 13 and October 19, 2006, to October 13 and October 19, 2007 respectively. In consideration of the Company’s amendment to the terms of the notes, the Board of Directors approved the Company’s issuance to the investors of 24,333 warrants, at an exercise price of $3.00, expiring one (1) year following the date of issuance. The warrants include piggyback registration rights.

Item 3.02 Unregistered Sale of Securities.

On October 11 and October 18, 2006, the Company and two (2) of its noteholders amended the maturity dates of two (2) convertible promissory notes, issued by the Company during October 2004, in favor of the noteholders. The principal sum of the collective notes issued by the Company equals $73,000 in the aggregate. In consideration of the Company’s amendment to the terms of the notes, the Board of Directors approved the Company’s issuance to the investors of warrants in the aggregate amount of 24,333, at an exercise price of $3.00, expiring one (1) year following the date of issuance. See the complete disclosure in Item 1.01 above.

The Company maintains that the issuance of the securities set forth in this Item 3.02 are exempt under the Securities Act of 1933, as amended, in reliance upon Section 4(2) or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2006	THE TUBE MEDIA CORP.

	By:	/s/ Celestine F. Spoden
Name: Celestine F. Spoden
Title: Chief Financial Officer